EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-26575, 333-80185 and 333-66729) of 99 Cents
Only Stores of our report dated February 27, 2004 relating to the financial statements and financial statement schedules, which appear in this Form 10-K/A.


PricewaterhouseCoopers  LLP


Los Angeles, CA
April 2, 2004





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